Exhibit 99.1

Flux Power Reports Fiscal Year 2025 First and Second Quarter Financial Results

Revenue and Gross Margin Growth Driven by Continued Demand Across Innovative Product Portfolio

Vista, CA — March 20, 2025 — Flux Power Holdings, Inc. (NASDAQ: FLUX), a developer of advanced lithium-ion energy storage solutions for electrification of commercial and industrial equipment, has reported its financial and operational results for the first fiscal quarter ended September 30, 2024, and the second fiscal quarter ended December 31, 2024.

Key Financial and Operational Highlights and Business Updates

($ millions)	Q1 Comparison				Q2 Comparison
	Q1 2025	Q1 2024 (Restated)	$ Change YoY	% Change YoY	Q2 2025	Q2 2024 (Restated)	$ Change QoQ	% Change QoQ
Revenue	$16.1	$14.8	$1.3	9%	$16.8	$18.2	($1.4)	(8%)
Gross Profit	$5.2	$4.2	$1.0	23%	$5.5	$5.4	$0.1	2%
Gross Margin	32%	29%	$-	370BPS	33%	30%	$-	290BPS
Adjusted EBITDA	($0.6)	($1.2)	$0.6	51%	($1.0)	$0.2	($1.2)	(556%)

CEO Commentary

“The first half of FY 2025 was highlighted by sequential revenue and gross margin growth, driven by enhanced sales strategies, better market conditions and growing demand for our innovative suite of products,” said Krishna Vanka, Flux Power’s CEO. “Although we have experienced some recent lumpiness in orders, we expect our momentum to continue as indications reflect potential increasing order flow for the coming quarters. Even more, we maintain a positive long-term outlook, supported by an open order backlog of $19.5 million as of February 28, 2025.

“Gross margins have steadily improved over the last several quarters, increasing from 27% in Q4 FY 2024, to 32% in Q1 FY 2025, and 33% in Q2 FY 2025. Cost reductions and price increases have contributed to this gross margin growth, combined with a focus on strategic supply chain and profitability improvement initiatives, lower costs and higher volume purchasing.”

Key 1H 2025 Takeaways:

●	Certain delays of customer orders stretched beyond the second quarter ending December 31, 2024

○	Delays linked to forklift deferrals as a result of higher interest rates

○	No known lost customers nor lost orders to competition

○	Underlying demand remains strong due to continued Lithium adoption by customers

●	Actions supporting targeted sales trajectory

○	Launched new Private Label program for a second top 10 Forklift original equipment manufacturer (OEM), as highlighted below

○	New product launches of heavy-duty models addressing customer demand

○	Adding salespeople to support customer demand and expanded coverage

○	Increasing marketing resources and initiatives

●	Actions supporting increased gross margins

○	Focus on supply chain management and reduced component costs through increased supplier competition

○	Select pricing increases reflecting our “total value add” to products/customers

●	Continued progress to expand technology, innovation, and partnerships

○	Telemetry features offered for customer asset management, including recurring revenue

○	New partnership aimed at enhancing the recycling process for end-of-life lithium-ion batteries with the largest critical battery components recycling company in the U.S.

○	Development of machine learning and AI features for product support of large fleets

○	Automation of modularizing battery cells to launch this summer

●	Key management changes:

○	As part of our long-term succession plan, Krishna Vanka replaced Ron Dutt, whose retirement was previously announced, as CEO. Mr. Vanka most recently held the position as CEO of Fluence Digital, a part of Fluence Energy, a global market leader in energy storage. At Fluence Digital, he was responsible for scalable growth, full P&L, general management, strategic leadership and operational excellence of the company’s recurring revenue businesses, including all of its BESS (battery energy storage solutions) and professional services.

○	Kelly Frey appointed Chief Revenue Officer, bringing over 20 years of notable experience as a sales and marketing leader, including strategic roles at organizations ranging from startups to Fortune 100 companies.

●	Other developments:

○	Announced a strategic partnership with one of the top forklift OEMs to launch a new private label battery program. This collaboration marks a significant milestone for Flux Power’s S-Series line, which now includes products with the coveted UL Type EE certification, which provides added safety and durability capability.

CEO Commentary Continued:

“We have built a strong foundation, and have the strategy in place, to support revenue growth to fuel our path to profitability. Fortune 500 companies and other large fleets are increasingly looking to electrify with lower cost and higher performance lithium-ion battery packs that also support sustainability – and Flux is ideally positioned to meet their needs. With these market drivers, combined with stabilizing interest rates and the end of election uncertainty, we anticipate year-over year revenue growth in fiscal year 2025.

“Additional initiatives to support growth include expanding our product lines for multiple customer segments, adjacent markets and filling gaps in energy storage offerings. In the coming months we also plan additional heavy duty models to fill a product line gap. We remain excited about our telemetry product, which includes asset management features that offer true value creation to our fleet customers. We continue to focus on meeting the evolving demands of our customers with new and innovative solutions as well as by enhancing our current products and capabilities, with nearly $2.3million in first half FY 2025 revenue coming from six new customers.

“To further emphasize our commitment to innovation and excellence in the material handling industry, we recently partnered with one of the top forklift OEMs to launch a new private label battery program. We also partnered with the largest critical battery components recycling company in the U.S. to enhance the recycling process for end-of-life lithium-ion batteries. Through this collaboration, our recycling partner has commenced recycling these cells and modules, marking a major milestone in our sustainability efforts. We will continue to identify and build partnerships like these, demonstrating flexibility and creativity to enhance customer relationships and drive sustainability.

“We also made two important additions to our team with the appointment of Kelly Frey as Chief Revenue Officer and Mark Barmettler as our new Senior Head of Engineering. Kelly brings over 20 years of experience as a sales and marketing leader, including roles ranging from startups to Fortune 100 companies. Kelly is focused on elevating our revenue generation, expanding relationship sales, expanding our market reach, and improving customer retention, playing a key leadership role in maximizing revenue potential and sustaining long-term growth. Mark brings over 10 years in engineering leadership roles covering telecommunications and test equipment incorporating firmware, software, and cloud solutions. Mark will be addressing new product innovation, cost reductions, and telemetry.

“Taken together, we believe we are well positioned to achieve sustainable positive cash flow this calendar year with a focused strategy and innovative product set. We look forward to providing further updates in the months to come as we return to a regular cadence of financial and operational reporting for our shareholders,” Vanka concluded.

Quarterly Orders and Shipments:

The backlog status is a point in time measure but in total reflects the underlying pacing of orders:

Fiscal Quarter Ended	Beginning Backlog	New Orders	Shipments	Ending Backlog
September 30, 2023	$28,393,000	$8,102,000	$14,787,000	$21,708,000
December 31, 2023	$21,708,000	$26,552,000	$18,203,000	$30,057,000
March 31, 2024	$30,057,000	$4,030,000	$14,457,000	$19,630,000
June 30, 2024	$19,630,000	$11,614,000	$13,377,000	$17,867,000
September 30, 2024	$17,867,000	$19,451,000	$16,125,000	$21,193,000
December 31, 2024	$21,193,000	$13,116,000	$16,830,000	$17,479,000

As of February 28, 2025, order backlog was approximately $19.5 million.

Q1’25 Financial Results

Revenue for the fiscal first quarter of 2025 was $16.1 million, an increase of 9% compared to $14.8 million in the fiscal first quarter of 2024, primarily driven by an increase in shipments into the Ground Support Equipment market at higher average selling prices compared to the same period in the prior year. This was partially offset by a reduction in shipments to the Material Handling market. Revenue in the immediately preceding fiscal Q4 2024 was $13.4 million.

Gross Profit for the first fiscal quarter of 2025 increased 23% to $5.2 million compared to gross profit of $4.2 million in the fiscal first quarter of 2024. Gross margin increased to 32% in the fiscal first quarter of 2025 as compared to 29% in the fiscal first quarter of 2024. Gross profit margin increased by 370 basis points driven by an increase in average selling prices partially offset by an increase in warranty costs.

Adjusted EBITDA was a loss of $0.6 million in the fiscal first quarter of 2025 as compared to a loss of $1.2 million in the fiscal first quarter of 2024.

Selling & Administrative expenses increased to $5.1 million in the fiscal first quarter of 2025 as compared to $4.7 million in fiscal first quarter of 2024, primarily attributable to stock-based compensation and professional services associated with the restatement of previously issued financial statements.

Research & Development expenses were flat at $1.3 million in both first fiscal quarters of 2025 and 2024.

Net Loss for the first fiscal quarter of 2025 was $1.7 million, compared to a loss of $2.2 million in the first fiscal quarter of 2024, primarily attributable to increased gross profit, which was partially offset by increases in operating expenses and interest expense.

Q2’25 Financial Results

Revenue for the second fiscal quarter of 2025 decreased 8% to $16.8 million compared to $18.2 million in the second fiscal quarter of 2024, driven by lower demand in the material handling market and lower average selling prices due to product mix.

Gross Profit for the second fiscal quarter of 2025 increased 2% to $5.5 million compared to a gross profit of $5.4 million in the second fiscal quarter of 2024. Gross margin increased to 33% in the second fiscal quarter of 2025 as compared to 30% in the second fiscal quarter of 2024. Gross profit margin increased by 290 basis points as a result of a decrease in average costs partially offset by an increase in warranty costs.

Adjusted EBITDA was a loss of $1.0 million in the fiscal second quarter of 2025 as compared to a gain of $0.2 million in the fiscal second quarter of 2024.

Selling & Administrative expenses increased to $6.0 million in the second fiscal quarter of 2025 as compared to $4.6 million in second fiscal quarter of 2024, primarily attributable to variable incentive compensation, severance, and professional fees associated with the multi-year restatement of previously filed financial statements.

Research & Development expenses decreased to $1.0 million in the second fiscal quarter of 2025 compared to $1.2 million in the second fiscal quarter of 2024, mainly driven by lower salaries and stock based compensation.

Net Loss for the second fiscal quarter of 2025 was $1.9 million, compared to a loss of $0.9 million in the second fiscal quarter of 2024, primarily attributable to an increase in operating expenses.

Cash was $0.9 million on December 31, 2024, as compared to $0.6 million at June 30, 2024, reflecting changes in working capital management. Available working capital includes: our line of credit as of December 31, 2024, under our $16.0 million credit facility from Gibraltar Business Capital (“Gibraltar”), with a remaining available balance of $6.3 million subject to borrowing base limitations and satisfaction of certain financial covenants; and $1.0 million available under the subordinated line of credit with Cleveland Capital. Our credit line with Gibraltar, subject to eligible accounts receivables and inventory borrowing base, provides for expansion up to $20 million.

First & Second Quarter Fiscal Year 2025 Results Conference Call

Flux Power CEO Krishna Vanka, Senior Advisor and former CEO Ron Dutt, and CFO Kevin Royal will host a conference call, followed by a question-and-answer session. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	March 20, 2025
Time:	4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time
Toll-free dial-in number:	1-877-407-4018
International dial-in number:	1-201-689-8471
Conference ID:	13751845

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1708568&tp_key=02a5eca95e and via the investor relations section of the Company’s website here.

A replay of the webcast will be available after 7:30 p.m. Eastern Time through June 13, 2025.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13751845

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization, and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides additional information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION

(Unaudited)

	Three months ended September 30,
	2024	2023
Net loss	$(1,669,000)	$(2,188,000)
Add/Subtract:
Interest, net	457,000	403,000
Income tax provision	-	-
Depreciation and amortization	252,000	261,000
EBITDA	(960,000)	(1,524,000)
Add/Subtract:
Stock-based compensation	347,000	276,000
Adjusted EBITDA	$(613,000)	$(1,248,000)

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION

(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2024	2023	2024	2023
Net loss	$(1,887,000)	$(896,000)	$(3,556,000)	$(3,084,000)
Add/Subtract:
Interest, net	408,000	449,000	865,000	852,000
Income tax provision	-	-	-	-
Depreciation and amortization	250,000	262,000	502,000	523,000
EBITDA	(1,229,000)	(185,000)	(2,189,000)	(1,709,000)
Add/Subtract:
Stock-based compensation	278,000	394,000	625,000	670,000
Adjusted EBITDA	$(951,000)	$209,000	$(1,564,000)	$(1,039,000)

About Flux Power Holdings, Inc.

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling, airport ground support equipment (GSE), and stationary energy storage. Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified using “believes,” “expects” or similar expressions. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Accordingly, statements are not guarantees of future results. Some of the important factors that could cause Flux Power’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: risks and uncertainties, related to Flux Power’s business, results and financial condition; plans and expectations with respect to access to capital and outstanding indebtedness; Flux Power’s ability to comply with the terms of the existing credit facilities to obtain the necessary capital from such credit facilities; Flux Power’s ability to raise capital; Flux Power’s ability to continue as a going concern. Flux Power’s ability to obtain raw materials and other supplies for its products at competitive prices and on a timely basis the development and success of new products, projected sales, cancellation of purchase orders, deferral of shipments, Flux Power’s ability to improve its gross margins, or achieve breakeven cash flow or profitability, Flux Power’s ability to fulfill backlog orders or realize profit from the contracts reflected in backlog sale; Flux Power’s ability to fulfill backlog orders due to changes in orders reflected in backlog sales, Flux Power’s ability to obtain the necessary funds under the credit facilities, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance and purchase of current and new products, and changes in pricing. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

Follow us at:

Blog: Flux Power Blog

News Flux Power News

Twitter: @FLUXpwr

LinkedIn: Flux Power

Contacts

Media & Investor Relations:

media@fluxpower.com

info@fluxpower.com

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

FLUX@mzgroup.us

www.mzgroup.us

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	June 30,
	2024	2024
ASSETS

Current assets:
Cash	$559,000	$643,000
Accounts receivable, net of allowance for credit losses	9,948,000	9,773,000
Inventories, net	15,342,000	16,977,000
Other current assets	1,001,000	945,000
Total current assets	26,850,000	28,338,000

Right of use assets	1,897,000	2,096,000
Property, plant and equipment, net	1,734,000	1,749,000
Other assets	118,000	118,000

Total assets	$30,599,000	$32,301,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$11,215,000	$11,395,000
Accrued expenses	4,848,000	3,926,000
Line of credit	12,041,000	13,834,000
Subordinated debt	1,000,000	–
Deferred revenue	333,000	485,000
Customer deposits	34,000	18,000
Finance leases payable, current portion	160,000	156,000
Office leases payable, current portion	758,000	734,000
Accrued interest	145,000	126,000
Total current liabilities	30,534,000	30,674,000

Long term liabilities:
Finance leases payable, less current portion	71,000	112,000
Office leases payable, less current portion	1,122,000	1,321,000

Total liabilities	31,727,000	32,107,000

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	–	–
Common stock, $0.001 par value; 30,000,000 shares authorized; 16,682,465 shares issued and outstanding at September 30, 2024 and June 30, 2024	17,000	17,000
Additional paid-in capital	100,236,000	99,889,000
Accumulated deficit	(101,381,000)	(99,712,000)
Total stockholders’ equity (deficit)	(1,128,000)	194,000
Total liabilities and stockholders’ equity (deficit)	$30,599,000	$32,301,000

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,
	2024	2023
Revenues	$16,125,000	$14,787,000
Cost of sales	10,907,000	10,552,000

Gross profit	5,218,000	4,235,000

Operating expenses:
Selling and administrative	5,115,000	4,725,000
Research and development	1,315,000	1,295,000
Total operating expenses	6,430,000	6,020,000

Operating loss	(1,212,000)	(1,785,000)

Interest income (expense), net	(457,000)	(403,000)

Net loss	$(1,669,000)	$(2,188,000)

Net loss per share - basic and diluted	$(0.10)	$(0.13)

Weighted average number of common shares outstanding - basic and diluted	16,682,465	16,474,754

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(1,669,000)	$(2,188,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	252,000	261,000
Stock-based compensation	347,000	276,000
Amortization of debt issuance costs	41,000	81,000
Non-cash lease expense	160,000	146,000
Inventory write downs	134,000	113,000
Changes in operating assets and liabilities:
Accounts receivable	(297,000)	(2,040,000)
Inventories	1,501,000	(546,000)
Other assets	(97,000)	(215,000)
Accounts payable	(58,000)	330,000
Accrued expenses	922,000	601,000
Accrued interest	19,000	100,000
Office leases payable	(175,000)	(152,000)
Deferred revenue	(152,000)	205,000
Customer deposits	16,000	(65,000)
Net cash provided by (used in) operating activities	944,000	(3,093,000)

Cash flows from investing activities:
Purchases of equipment	(198,000)	(181,000)
Net cash used in investing activities	(198,000)	(181,000)

Cash flows from financing activities:
Proceeds from subordinated debt borrowing	1,000,000	–
Proceeds from revolving line of credit	13,755,000	18,055,000
Payment of revolving line of credit	(15,548,000)	(15,981,000)
Payment of finance leases	(37,000)	(40,000)
Net cash provided by (used in) financing activities	(830,000)	2,034,000

Net change in cash	(84,000)	(1,240,000)
Cash, beginning of period	643,000	2,379,000

Cash, end of period	$559,000	$1,139,000

Supplemental cash flow information:
Interest paid	$368,000	$223,000

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	June 30,
	2024	2024
ASSETS

Current assets:
Cash	$883,000	$643,000
Accounts receivable, net of allowance for credit losses	8,462,000	9,773,000
Inventories, net	15,323,000	16,977,000
Other current assets	838,000	945,000
Total current assets	25,506,000	28,338,000

Right of use assets	1,694,000	2,096,000
Property, plant and equipment, net	1,641,000	1,749,000
Other assets	118,000	118,000

Total assets	$28,959,000	$32,301,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$13,034,000	$11,395,000
Accrued expenses	5,086,000	3,926,000
Line of credit	9,693,000	13,834,000
Subordinated debt	1,000,000	–
Deferred revenue	653,000	485,000
Customer deposits	170,000	18,000
Finance leases payable, current portion	146,000	156,000
Office leases payable, current portion	783,000	734,000
Accrued interest	170,000	126,000
Total current liabilities	30,735,000	30,674,000

Long term liabilities:
Finance leases payable, less current portion	46,000	112,000
Office leases payable, less current portion	915,000	1,321,000

Total liabilities	31,696,000	32,107,000

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	–	–
Common stock, $0.001 par value; 30,000,000 shares authorized; 16,682,465 shares issued and outstanding at December 31, 2024 and June 30, 2024	17,000	17,000
Additional paid-in capital	100,514,000	99,889,000
Accumulated deficit	(103,268,000)	(99,712,000)
Total stockholders’ equity (deficit)	(2,737,000)	194,000
Total liabilities and stockholders’ equity (deficit)	$28,959,000	$32,301,000

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2024	2023	2024	2023
Revenues	$16,830,000	$18,203,000	$32,955,000	$32,990,000
Cost of sales	11,367,000	12,822,000	22,274,000	23,374,000

Gross profit	5,463,000	5,381,000	10,681,000	9,616,000

Operating expenses:
Selling and administrative	5,985,000	4,593,000	11,100,000	9,318,000
Research and development	957,000	1,235,000	2,272,000	2,530,000
Total operating expenses	6,942,000	5,828,000	13,372,000	11,848,000

Operating loss	(1,479,000)	(447,000)	(2,691,000)	(2,232,000)

Interest income (expense), net	(408,000)	(449,000)	(865,000)	(852,000)

Net loss	$(1,887,000)	$(896,000)	$(3,556,000)	$(3,084,000)

Net loss per share - basic and diluted	$(0.11)	$(0.06)	$(0.21)	$(0.19)

Weighted average number of common shares outstanding - basic and diluted	16,682,465	16,516,700	16,682,465	16,495,727

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(3,556,000)	$(3,084,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	502,000	523,000
Stock-based compensation	625,000	670,000
Amortization of debt issuance costs	83,000	134,000
Non-cash lease expense	325,000	296,000
Inventory write downs	406,000	233,000
Changes in operating assets and liabilities:
Accounts receivable	1,189,000	(3,926,000)
Inventories	1,248,000	371,000
Other assets	24,000	(65,000)
Accounts payable	1,761,000	489,000
Accrued expenses	1,160,000	169,000
Accrued interest	44,000	128,000
Office leases payable	(357,000)	(312,000)
Deferred revenue	168,000	179,000
Customer deposits	152,000	150,000
Net cash provided by (used in) operating activities	3,774,000	(4,045,000)

Cash flows from investing activities:
Purchases of equipment	(317,000)	(338,000)
Net cash used in investing activities	(317,000)	(338,000)

Cash flows from financing activities:
Proceeds from subordinated debt borrowing	1,000,000	–
Proceeds from revolving line of credit	30,051,000	35,868,000
Payment of revolving line of credit	(34,192,000)	(32,205,000)
Payment of finance leases	(76,000)	(75,000)
Net cash provided by (used in) financing activities	(3,217,000)	3,588,000

Net change in cash	240,000	(795,000)
Cash, beginning of period	643,000	2,379,000

Cash, end of period	$883,000	$1,584,000

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Warrants issued in connection with borrowing agreement, recorded as debt issuance cost	$-	$92,000

Supplemental cash flow information:
Interest paid	$684,000	$605,000